UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2022

Artemis Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24431	84-1417774
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 East 16th Street, Suite 307, New York, NY	10003
(Address of Principal Executive Offices)	(Zip Code)

(646) 233-1454
(Registrant’s telephone number,
including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ATMS	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2022, Mr. Chanan Morris notified the board of directors of Artemis Therapeutics, Inc. (the “Company”) regarding his resignation from his position as Chief Financial Officer of the Company, effective immediately. Mr. Morris’ resignation was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

On July 25, 2022, our Board of Directors appointed Mr. David Dana to act as our Chief Financial Officer, effective July 26, 2022.

Mr. David Dana, age 58, is a Certified Public Accountant (ISR) and holds an MBA in Business Administration from Heriot Watt University in the UK. Over the last 12 years Mr. Dana has been the owner of CFO4U, an Israeli company providing external financial and accounting services to various companies. From 2013 to 2017, Mr. Dana provided financial services to Riskified Ltd (NYSE: RSKD). Mr. Dana has been providing financial services to Joytunes Ltd. since 2011, to Powtoon Ltd. and Powtoon Limited since 2013, to Tradair Ltd. since 2013, and to Substrata Ltd since 2013.

Mr. Dana’s monthly compensation will be NIS 10,000 plus VAT. In addition, the Company will grant Mr. Dana options to purchase 0.33% of the outstanding share capital of the Company. The exercise price per share shall be calculated based on the Company’s valuation of $7 million. The options will vest over a period of 36 months with one twelfth (1/12) of the options vesting every three months commencing on April 1, 2022.

Mr. Dana has advised us that he has no arrangement or understanding with any other person pursuant to which he was appointed as our Chief Financial Officer. Mr. Dana will be eligible for bonuses and equity grants in amounts to be determined at the discretion of the Company’s Board of Directors. In connection with Mr. Dana’s appointment, the Company expects to enter into its standard indemnification agreement with Mr. Dana, on substantially the same terms as the indemnification agreements previously entered between the Company and each of its directors and executive officers. Mr. Dana is not a party to any transactions that are disclosable under Item 404 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARTEMIS THERAPEUTICS, INC.

Dated: July 26, 2022	By:	/s/ Shimon Citron
	Name:	Shimon Citron
	Title:	Chief Executive Officer